UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2016 (January 16, 2016)

Date of Report (Date of earliest event reported)

MASSROOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000- 55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, MassRoots, Inc.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 16, 2016, the Company dismissed L&L CPAS, PA (“L&L”) as its independent registered public accounting firm and engaged Liggett, Vogt & Webb P.A. as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2015. The Company previously filed a Form 8-K on January 21, 2016 reporting this change (the “Initial Filing”).

The sole purpose of this Form 8-K/A is to amend the Initial Filing to include as an exhibit the letter from L&L, dated January 29, 2016 and received by the Company on January 29, 2016, stating that L&L is in agreement with the statements made in the Initial Filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of L&L CPAS, PA dated January 29, 2016 with respect to the matters disclosed in the Initial Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date:	February 1, 2016	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer